Exhibit 10.1

                             Stock Option Agreement
                                      Under
                         The Estee Lauder Companies Inc.
       Amended and Restated Fiscal 2002 Share Incentive Plan (the "Plan")

     The within STOCK OPTION AGREEMENT provides for the granting of options by The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), to the participant, an employee of the Company or one of its subsidiaries (the "Employee"), to purchase shares of the Company's Class A Common Stock, par value $0.01 (the "Shares"), on the terms and subject to the conditions hereinafter provided. The name of the "Participant", the "Grant Date", the aggregate number of Shares that may be purchased pursuant to this agreement, and the "Exercise Price" per Shares are stated in the attached "Notice of Grant", and incorporated herein by reference. The other terms and conditions of the Options are stated in this agreement and in the Plan.

     The Stock Options described herein are being granted pursuant to the Company's Amended and Restated Fiscal 2002 Share Incentive Plan, as may be amended from time to time (the "Plan"), and are subject in all respects to the provisions of the Plan. The Stock Options granted hereunder are not Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended).

     1. Payment of Exercise Price. The Company will provide and communicate to the Employee various methods of exercise. These methods may include the ability to receive Shares of Class A Common Stock of the Company or cash at exercise. To facilitate exercise, the Company may enter into agreements for coordinated procedures with one or more brokerage firms or financial institutions.

     2. Exercise Period.

            a. General. Subject to other provisions contained herein and in
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the Plan, Stock Options granted hereunder shall be exercisable in installments as specified under "Exercise Period" in the attached "Notice of Grant".

        Subject to the last sentence of Paragraph 2b, no Stock Option awarded hereunder shall be exercisable later than ten (10) years after the Grant Date.

            b.  Death or Disability. In the event of the Employee's death or the
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occurrence of the Employee's total and permanent disability (as such status shall be determined under the Company's long term disability program), each Stock Option awarded but not yet exercisable as of the date of death or the determination of such disability, shall become immediately exercisable. Each Stock Option awarded (i) in the case of death may be exercised for a period commencing as of the day after the date of death and continuing for one year thereafter and (ii) in the case of permanent disability, for a period commencing as of the day after determination of such disability and continuing through the earlier to occur of the first anniversary of such determination or the tenth anniversary of the Grant Date.

            c.  Retirement.  Subject to Paragraph 3, in the event of Employee's
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formal retirement  under the terms of the Estee Lauder Inc. Retirement Growth
Account Plan (or an affiliate or a successor plan or program of similar purpose), each Stock Option awarded but not yet exercisable as of the date of retirement shall become immediately exercisable. Each Stock Option awarded may thereafter be exercised until the tenth anniversary of the Grant Date.

            d.  Termination of Employment Without Cause.
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                         (1) Subject to  Paragraph  3, in the event Employee is
terminated at the instance of the Employee (e.g., resigns voluntarily), each Stock Option exercisable but unexercised as of the effective date of such termination may be exercised until the first to occur of (i) the date which shall be ninety (90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date. Each Stock Option awarded but unexercisable as of the date of such termination shall be forfeited as of such date.
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                         (2) Subject to Paragraph 3, in the event Employee is
terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), each Stock Option awarded but unexercisable as of the date of termination shall become immediately exercisable. Each Stock Option awarded may be exercised until the first to occur of (i) the date which shall be ninety
(90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date. For purposes hereof, "Cause" means any breach by the Employee of any of his or her material obligations under any Company policy or procedure, including, without limiting the generality, the Code of Corporate Conduct and the Policy on Avoidance of Insider Trading.

     3. Post-Employment Exercises. No Stock Option represented by this Agreement may be exercised after termination of the Employee's employment with the Company (or any of its subsidiaries) unless as provided for in Paragraph 2b, 2c or 2d hereof. The exercise of any Stock Option after termination of the Employee's employment by reason of retirement as provided in Paragraph 2c or by reason of termination by the Employee or termination by the Company or relevant subsidiary without Cause as provided in Paragraph 2d shall be subject to satisfaction of the conditions precedent that the Employee neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts herself or himself in a manner adversely affecting the Company. All Stock Options that may not be exercised after termination of the Employee's employment shall be forfeited.

     4. Adjustment Provisions; Change in Control.

            a. If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option had it been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of the Employee's rights hereunder, the Company will have authority to adjust, in an equitable manner, the number and kind of Shares that may be issued with respect to any Stock Option hereunder, the number and kind of Shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Market Value (as herein after defined) and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Company in the terms of any Stock Options to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Stock Options on an equitable basis. In addition, the Company is authorized to make adjustments to the terms and conditions of Stock Options, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. For purposes of this Paragraph 4, the Market Value of the Shares shall be equal to 100% of the closing price of the Class A Common Stock on the New York Stock Exchange (or, if not traded thereon, then on any other national securities exchange or other market system on which the Class A Common Stock is then traded on) as reported by the Wall Street Journal for the date on which such Market Value is being fixed, or, if there shall be no trading on such date, the date next preceding on which trading occurred.

            b. Notwithstanding any other provision hereunder, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company each Stock Option outstanding hereunder shall terminate within a

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specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this Paragraph 4b, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                         (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

                         (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                         (iii) The Company's Class A Common Stock shall cease to be publicly traded; or

                         (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                         (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Paragraph 4b (ii) or (iii) above, and such transaction shall have been consummated.

     Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, and (B) any spin-off of a division or subsidiary of the Company to its stockholders shall not constitute a Change in Control of the Company.

     For purposes of this Paragraph 4b, "Continuing Directors" shall mean (x) the directors of the Company in office on November 10, 2005 and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

     5. Withholding. All payments or distributions of Stock Options made hereunder of Shares covered by Stock Options shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements at the minimum statutory withholding rates imposed by each taxing authority having jurisdiction. The Company (or relevant subsidiary) may require the Employee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Shares. The Company (or relevant subsidiary) may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Employee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with any Stock Option by electing to have the Company (or relevant subsidiary) withhold Shares of Class A Common Stock having a Market Value equal to the amount to be withheld, at the minimum statutory withholding rates.

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     6.  Transferability.  Stock Options covered by this Agreement may be transferred pursuant to the laws of descent and distribution or, during Employee's lifetime solely to the Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefits of such persons, or partnerships, corporations, limited liability companies, or other entities owned solely by such persons, including trusts for such persons. Any such transfer shall have no effect until written notice (providing sufficient details as then are required by the Company in respect of the proposed transfer) is received and confirmed by the Company. Employee shall remain liable for all obligations of Employee and his or her transferee or transferees. Each transferee shall also be subject the employee's obligations under this Agreement relating to the Stock Options transferred to him or her.

     7. Limitations. Nothing in this Agreement or the Plan gives the Employee any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time. Payment of Stock Options is not secured by a trust, insurance contract or other funding medium, and the Employee does not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on his or her behalf. The Employee has no rights as a shareholder of the Company pursuant to the Stock Options until Shares are actually delivered to the Employee.

     8. Specific Restrictions Upon Option Shares. The Employee hereby agrees with the Company as follows:

            a. The Employee shall acquire Shares hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the United States Securities Act of 1933, as amended (the "1933 Act"), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state or national securities or "blue sky" laws; and further,

            b. If any Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the United States Securities Exchange Act of 1934, as amended) of any Shares acquired hereunder shall be made by the Employee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act; and further

            c. The Employee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions and any other application restrictions, as it may deem appropriate.

     9. Notices. Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested or by internationally-recognized courier guaranteeing next day delivery (a) to the Employee at such address as the Company (or relevant subsidiary) shall maintain for the Employee or its personnel records or (b) to the Company, attention Stock Plan Administration at its principal executive offices, which are currently located at 767 Fifth Avenue, New York, NY 10153.

     10.  Disclosure and Use of Information:

            a. By signing and returning the attached Notice of Grant, and as a condition of the grant of the Stock Options, the Employee hereby expressly consents to the Company and its subsidiaries, and any agent of the Company and/or its subsidiaries administering the Plan or providing Plan recordkeeping service to the collection, use, and transfer of personal data as described in this Section.

            b. The Employee understands that the local employer, the Company and/or its other subsidiaries holds, by means of an automated data file or otherwise, certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of

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all Stock Options or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in the Employee's favor, for purposes of managing and administering the Plan ("Data").

            c. The Employee further understands that part or all of his or her Data may be also held by the Company and/or its subsidiaries, pursuant to a transfer made in the past with the Employee's consent, in respect of any previous grant of stock options or other awards, which was made for the same purposes of managing and administering previous award/incentive plans, or for other purposes.

            d. The Employee further understands that his or her local employer will transfer Data to the Company and/or its subsidiaries among themselves as necessary for the purposes of implementation, administration, and management of the his or her participation in the Plan, and that the Company and/or its subsidiaries may transfer data among themselves, and/or each, in turn, further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan ("Data Recipients").

            e. The Employee understands that the Company and/or its subsidiaries, as well as the Data Recipients, are or may be located in his or her country of residence or elsewhere, such as the United States. The Employee authorizes the Company and/or its subsidiaries, as well as Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing his or her participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on his or her behalf, to a broker or third party with whom the Shares may be deposited.

            f. The Employee understands that he or she may show opposition to the processing and transfer of his or her Data, and, may at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent herein in writing by contacting the Company. The Employee further understands that withdrawing consent may affect his or her ability to participate in the Plan.

     11. Discretionary Nature and Acceptance of Award. By accepting this Award, the Employee agrees to be bound by the terms of this Agreement and acknowledges that:

            a. The Company (and not the local employer) is granting Stock Options. Furthermore, this Agreement is not derived from any preexisting labor relationship between the Employee and the Company, but rather from a mercantile relationship.

            b. The Company will administer the Plan from outside the Employee's country of residence and U.S. law will govern all Stock Options granted under the Plan.

            c. That benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

            d. The benefits and rights provided under the Plan are not to be considered part of the Employee's salary or compensation under his or her employment with the local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. The Employee waives any and all rights to compensation or damages as a result of the termination of employment with the Employee's local employer for any reason whatsoever insofar as those rights result or may result from the loss or diminution in value of such rights under the Plan or his or her ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

            e. The grant of Stock Options, hereunder, and any future grant of Stock Options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Stock Options nor any future grant of Stock Options by the Company shall be deemed to create any obligation to grant any further Stock Options, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time and/or on an annual basis, to amend, suspend, or terminate

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the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Employee's rights hereunder.

            f. The Plan shall not be deemed to constitute, and shall not be construed by as constituting, part of the terms and conditions of employment. The Company shall not incur any liability of any kind to the Employee as a result of any change or amendment, or any cancellation, of the Plan at any time.

            g. Participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Employee to constitute, an employment or labor relationship of any kind with the Company.

     12. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

     13. Governing Law. The Option Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

     14. Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                                                 The Estee Lauder Companies Inc.

                                                 By:________________________
                                                     Senior Vice President,
                                                     Global Human Resources


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